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USA INTERACTIVE
Offer to Exchange its 7% Senior Notes due 2013
for any and all of its outstanding 7% Senior Notes due 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON MARCH 18, 2003, UNLESS EXTENDED.

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated February 13, 2003 (as the same may be amended from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by USA Interactive (the "Issuer") to exchange its 7% Senior Notes due 2013 (the "Exchange Notes") for an equal principal amount of its outstanding 7% Senior Notes due 2013 (the "Old 7% Notes"), upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the terms of the Old 7% Notes, except for certain transfer restrictions and registration and rights relating to the Old 7% Notes which will not apply to the Exchange Notes. See "The Exchange Offer" in the Prospectus. Old 7% Notes may be tendered only in integral multiples of $1,000.

        These materials are being forwarded to you as the beneficial owner of Old 7% Notes held by us for your account or benefit but not registered in your name. An exchange of any Old 7% Notes may only be made by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange the Old 7% Notes held by us for your account or benefit.

        Accordingly, we request instructions as to whether you wish us to exchange any or all of the Old 7% Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to exchange your Old 7% Notes.

        Your attention is directed to the following:

          1. The Exchange Offer is for the exchange of $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Old 7% Notes, of which $750,000,000 aggregate principal amount was outstanding as of December 16, 2002. The terms of the Exchange Notes are substantially identical in all material respects to the terms of the Old 7% Notes, except for certain transfer restrictions and registration rights relating to the Old 7% Notes which will not apply to the Exchange Notes.

          2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER—CONDITIONS" IN THE PROSPECTUS.

          3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on March 18, 2003, unless extended. Any Old 7% Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Exchange Offer expires.

          4. Any transfer taxes incident to the transfer of Old 7% Notes from the tendering holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Prospectus and the Letter of Transmittal.

        If you wish us to exchange any or all of your Old 7% Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instructions on the back of this letter. An envelope to return your instructions to us is enclosed. If you do not instruct us to tender your Old 7% Notes, they will not be tendered. Unless a specific contrary instruction is given in the space provided, your signature(s) on the instructions shall constitute an instruction to us to tender all the Old 7% Notes held by us for your account.

        The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Old 7% Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

        The undersigned hereby acknowledges receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by USA Interactive with respect to its Old 7% Notes.

        This will instruct you, as to the action to be taken by you relating to the Exchange Offer with respect to the Old 7% Notes held by you for the account of the undersigned.

        The aggregate face amount of the Old 7% Notes held by you for the account of the undersigned is (fill in amount):

        $                  of the 7% Senior Notes due 2013.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old 7% Notes held by you for the account of the undersigned (insert principal amount of Old 7% Notes to be tendered*, if any):
$ of the 7% Senior Notes due 2013.
* The minimum permitted tender is $1,000 in principal amount of Old 7% Notes. All tenders must be in integral multiples of $1,000 of principal amount.
☐	NOT to TENDER any Old 7% Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old 7% Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Old 7% Notes; (b) to make such agreements, representations and warranties on behalf of the undersigned, as are set forth in the Letter of Transmittal, and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old 7% Notes.

        Unless a specific contrary instruction is given in the space provided, the undersigned's signature hereon shall constitute an instruction to you to tender all of the Old 7% Notes held by you for the account of the undersigned.

SIGN HERE
Name of Beneficial Owner(s):
Signature(s):
Name(s) (please print):
Address:

Telephone Number:
Taxpayer Identification or Social Security Number:
Date:

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INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER